                                                                 EXHIBIT 10-E

DANA WORLD HEADQUARTERS

                                                              December 12, 1998

Southwood J. Morcott
Dana Corporation
4500 Dorr Street
Toledo, OH  43615

Dear Mr. Morcott:

         The Corporation is on this date entering into an amended and restated employment agreement with you (the Employment Agreement). As a separate and additional inducement for you to enter into the amended and restated Employment Agreement and to provide you with reasonable assurance that the purposes of the Employment Agreement will not be frustrated as a result of the cost of its enforcement should a dispute arise out of or relate to any provision of the Employment Agreement, the Corporation hereby agrees to pay, in consideration of and following your execution of the amended and restated Employment Agreement, all legal expenses, including costs, which you may incur in any such dispute in accordance with the terms and conditions of the Memorandum attached to this letter. This letter supersedes a corresponding letter (and Memorandum) dated December 8, 1997 which shall no longer be of any force or effect.

         It is suggested that you retain this letter and the Memorandum with the Employment Agreement and your other documents of value. For the Corporation's files please acknowledge receipt and your agreement on the enclosed copy of this letter and return it in an envelope marked "Confidential" to the Secretary of Dana Corporation.


                                          Sincerely,

                                          DANA CORPORATION

                                          By:  /S/  MARTIN J. STROBEL
                                               ---------------------------------
                                                     Chairman of the Board
                                                         of Directors

                                          By:  /S/  R. B. PRIORY
                                               ---------------------------------

                                                 Chairman of the Compensation
                                                          Committee

My agreement to and receipt of the
foregoing letter and the Memorandum
is hereby acknowledged this 12TH
day of   JUNE   , 1999.     ----
       ---------------

/S/  S. J. MORCOTT
------------------------------------
Southwood J. Morcott
People Finding A Better Way
DANA CORPORATION
P.O. Box 1000 Toledo, Ohio 43697, Tel: (419) 535-4500  Fax: (419) 535-4643

                       Memorandum of Terms and Conditions
                       Relating to Legal Fees and Expenses
                  Referred to in Letter dated December 12, 1998
              from Dana Corporation to the Executive (The "Letter")
              -----------------------------------------------------

         1. The words used in this memorandum and in the Letter shall have the same meaning as in the Employment Agreement. Reference hereafter to the Letter shall be deemed to refer also to this memorandum.

         2. The Corporation's obligations under the Letter shall become effective if and when any claim or dispute by or against the Executive or anyone claiming under or through the Executive (such person being hereinafter referred to as the "beneficiary"), or any dispute between the Executive or his beneficiary and the Corporation or any third party, should arise out of or relate to the Employment Agreement or the Letter, or both, or the validity, operation, interpretation, enforceability or breach thereof.

         3. The Corporation shall, upon presentation of appropriate commercial vouchers, pay all legal expenses, including all reasonable legal fees, court costs, arbitration costs, and ordinary and necessary out-of-pocket expenses of attorneys, billed to and payable by the Executive or the beneficiary in connection with bringing, prosecuting, defending, litigating, arbitrating, negotiating or settling such dispute or claim, provided that

                  (a) the Executive or his beneficiary shall repay to the Corporation any such expenses theretofore paid by or on behalf of the Corporation if and to the extent that the Executive and his beneficiary shall fail to prevail in such dispute or claim and such expenses were not incurred by the Executive and his beneficiary while acting in good faith, and provided further, that

                  (b) in the case of any claim or dispute by the Executive or his beneficiary, such claim shall be timely made, or notice of such dispute timely given, in writing, with specific reference to the provisions of the Letter, delivered in the same manner as provided in Section 14(b) of the Employment Agreement, in no event later than three (3) years after the occurrence of the event giving rise to such claim or dispute.

         4. (a) At such time after the date of the Employment Agreement as the Corporation shall receive written demand by the

Executive or, in the event of his death, by his beneficiary, together with a statement signed by an attorney selected by the Executive or his beneficiary stating that in the opinion of such attorney a suit or claim described in paragraph 2 above exists which could reasonably be expected to lead to litigation, the Corporation will set aside in trust an amount equal to (i) the Annual Base Salary payable to the Executive under the provisions of Section 3(a) of the Employment Agreement for the month immediately preceding the month in which such demand shall have been made or, if no such salary was payable for such month, for the first month preceding the month in which such demand shall have been made for which such salary was payable, multiplied by (ii) twelve
(12).

                  (b) Such amount and any income thereon shall be held, paid and applied by the trustee of such trust for the purpose of assuring and securing payment of the Corporation's obligations under paragraph 3 above. As and when any funds are paid out by the trustee, the Corporation shall replenish same by payment to the trustee of an amount equal to the funds so paid by the trustee. Any funds remaining in the trust at such time as the trustee, in its sole discretion, reasonably exercised, determines, upon the advice of counsel and after consultation with the Corporation and the Executive or, in the event of his death, his beneficiary, that all obligations of the parties under the Employment Agreement and the Letter have been substantially satisfied, shall be repaid by the trustee to the Corporation.

                  (c ) The trustee of such trust, the fees and expenses of which shall be paid by the Corporation, shall be a national or state bank or trust company having a combined capital, surplus and undivided profits and reserves of not less than Ten Million Dollars ($10,000,000) which is duly authorized and qualified to do business in the state in which the Executive resides at the time of such demand.

         5. The following provisions of the Employment Agreement shall be deemed applicable to the Letter to the same extent as if incorporated herein at length, with the term "this Letter" being deemed substituted for the term "this Agreement" where appropriate in any such provision: Section 5(e)(i), relating to arbitration and judicial proceedings; Section 11, relating to successors to the Corporation; Section 12(a), relating to the definition of "beneficiary"; Section 13, relating to amendment, modification and waiver; Section 14(a), relating to governing law and captions; Section 14(b), relating to notices; Section 14(c), relating to severability; Section 14(d), relating to withholding; Section 14(f), relating to the entirety of the Letter;
Section 14(g), relating to non-assignability and the like; Section 14(j), relating to specific performance and the like; Section 14(m), relating to the meaning of Executive after death or during incompetence; and Section 14(n), relating to legal holidays.

         6. The Letter is not intended to enlarge, diminish or otherwise alter in any way the Executive's rights, duties and obligations and those of the Corporation under the Employment Agreement.

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                DANA CORPORATION

                                       AND

                              SOUTHWOOD J. MORCOTT


                             DATED DECEMBER 12, 1998

                                TABLE OF CONTENTS

         SECTION                                                                            PAGE
Recitals ...................................................................................................1

1.       Employment and Term................................................................................1

2.       Position and Duties of the Executive...............................................................2
         (a)      Position..................................................................................2
         (b)      Duties....................................................................................3
         (c)      Location of Office........................................................................4

3.       Compensation.......................................................................................4
         (a)      Salary....................................................................................4
         (b)      Additional Compensation...................................................................4
         (c)      Incentive, Stock and Savings Plans........................................................5
         (d)      Retirement and Welfare Benefit Plans......................................................5
         (e)      Expenses..................................................................................6
         (f)      Fringe Benefits...........................................................................6
         (g)      Office and Support Staff..................................................................6
         (h)      Vacation and Other Absences...............................................................7
         (i)      Benefits Shall Not Be Reduced Under Certain Circumstances.................................7
         (j)      Supplemental Retirement Annuity...........................................................8

4.       Termination of Employment.........................................................................11
         (a)      Death or Disability......................................................................11
         (b)      Cause....................................................................................12
         (c)      Good Reason..............................................................................14
         (d)      Notice of Termination....................................................................15
         (e)      Date of Termination......................................................................16

5.       Obligations of the Corporation Upon Termination...................................................16
         (a)      Termination Other Than for Cause.........................................................16
         (b)      Termination On or After Change of Control................................................19
         (c)      Cause; Other Than for Good Reason........................................................19
         (d)      Death or Disability......................................................................20
         (e)      Resolution of Disputes...................................................................20
                  (i)      Right of Election by Executive to Arbitrate or Sue..............................20
                  (ii)     Third-Party Stakeholder.........................................................21
         (f)      Benefits are in Addition to Supplemental Retirement Annuity..............................22




6.       Non-exclusivity of Rights.........................................................................22

7.       Full Settlement...................................................................................22

8.       Golden Parachute Tax Payments.....................................................................23

9.       Confidential Information..........................................................................24

10.      Competition.......................................................................................25

11.      Successors........................................................................................27

12.      Certain Definitions...............................................................................27
         (a)      Beneficiary..............................................................................28
         (b)      Change of Control........................................................................28
         (c)      Change of Control Date...................................................................30
         (d)      Change of Control Period.................................................................30

13.       Amendment or Modification; Waiver................................................................30

14.      Miscellaneous.....................................................................................30

Exhibit A .................................................................................................34




                                  DEFINED TERMS
                                  -------------

DEFINED TERMS*                                              SECTION                              PAGE
--------------                                              -------                              ----
Accounting Firm                                             8(b)                          23
Accrued Obligation                                          5(a)(i)(3)                    16
ACP                                                         3(b)                          5
Affiliate                                                   2(a)                          3
Affiliated Company                                          3(a)                          4
Agreement                                                   Introduction                  1
Annual Base Salary                                          3(a)                          4
Annual Bonus                                                3(b)                          4


Beneficiary                                                 12(a)                         28
Board                                                       3(a)                          4

Cause                                                       4(b)                          12
Change of Control                                           12(b)                         28
Change of Control Date                                      12(c)                         30
Change of Control Period                                    12(d)                         30
Code                                                        5(a)(ii)                      17
Competition                                                 10(c)                         26
Corporation                                                 Introduction                  1
                                                            11(b)                         27
                                                            14(e)                         31


Date of Termination                                         4(e)                          16
Disability                                                  4(a)(ii)                      12
Disability Effective Date                                   4(a)(ii)                      12



Employment Period                                           1(a)                          1
Excise Tax                                                  8(a)                          23
Executive                                                   Introduction                  1

Gross-Up Payment                                            8(a)                          23

--------
            *Each listed term is intended to include both the singular and plural form of the term.


                                  DEFINED TERMS
                                  -------------

DEFINED TERMS*                                              SECTION                              PAGE
--------------                                              -------                              ----
Highest Average Monthly Compensation                        3(j)(vi)                      11



Notice of Termination                                       4(d)                          15



Other Benefits                                              5(a)(v)                       19



Payment                                                     8(a)                          23
Pension and Retirement Pro gram of the Corporation          3(j)(vii)                     11




Renewal Date                                                1(c)                          2



Service                                                     3(j)(viii)                    11
Subsidiary                                                  2(a)                          3



Target Annual Bonus                                         3(b)                          5
Terminal Date                                               1(b)                          1
Termination                                                 5(a)                          16
Termination Period                                          5(a)(ii)                      17



Welfare Benefit Continuation                                5(a)(iii)                     18


-------------
         *Each listed term is intended to include both the singular and plural form of the term.

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of this 12th day of December, 1998, by and between DANA CORPORATION, a Virginia corporation whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the "Corporation"), and Southwood J. Morcott (the "Executive");

                  WHEREAS, the Executive is a principal executive officer of the Corporation and an integral part of its management; and

                  WHEREAS, the Corporation wishes to assure itself of the continuing services of the Executive and to assure the Executive of continued employment during the period of employment hereunder; and

                  WHEREAS, the Executive is willing to commit himself to remain in the employ of the Corporation during such period on terms and conditions substantially similar to those on which other senior executive officers of the Corporation are employed, and to forego opportunities elsewhere during such period; and

                  WHEREAS, the parties have entered into an Agreement dated December 14, 1992, as amended from time to time thereafter (the "Prior Agreement"); and

                  WHEREAS, the parties wish to amend and restate the Prior Agreement (as it had been amended from time to time thereafter) in its entirety;

                  NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

         1.       EMPLOYMENT AND TERM.

                  (a) The Corporation agrees to continue the employment of the Executive, and the Executive agrees to remain in the employ of the Corporation, in accordance with the terms and provisions of this Agreement, for the period set forth below (the "Employment Period").

                  (b) The Employment Period under this Agreement shall commence as of December 12, 1998, and, subject only to the provisions of Section 4 below relating to termination of employment, shall continue until (i) the close of business on December 31, 2001 or (ii) such later date as shall result from the operation of subparagraph (c) below (the "Terminal Date").

                  (c) Commencing on December 31, 1998, and on each anniversary of such date (such date and each such annual anniversary thereof, the "Renewal Date") the Terminal Date set forth in subparagraph (b) above shall be extended so as to occur three (3) years from the Renewal Date unless either party shall have given notice to the other party that the Terminal Date is not to be extended or further extended.

         2.       POSITION AND DUTIES OF THE EXECUTIVE.

                  (a) POSITION. It is contemplated that during the Change of Control Period (as defined in Section 12(d), below), the Executive will continue to serve as a principal officer of the Corporation and as a member of its Board of Directors if serving as a member of the Board of Directors immediately prior to the Change of Control Date, with the office(s) and title(s), reporting responsibility, and duties and responsibilities of the Executive immediately prior to the Change of Control Date. The Executive hereby agrees that at any time prior to the Change of Control Date, the Board of Directors of the Corporation (or the individual to whom the Executive reports) may, without the Executive's consent, change the Executive's office(s), title(s), reporting responsibility, and duties or responsibilities.

                  The office(s), title(s), reporting responsibility, duties and responsibilities of the Executive on the date of this Agreement, as the same may be changed from time to time after the date of this Agreement in accordance with the provisions of the previous paragraph, shall be summarized in Exhibit A to this Agreement, it being understood and agreed that if, as and when the office(s), title(s), reporting responsibility, duties or responsibilities of the Executive shall be so changed after the date of this Agreement, Exhibit A shall be deemed to be, and shall be updated by the parties to reflect such change; PROVIDED, HOWEVER, that Exhibit A is intended only as a memorandum for the convenience of the parties and shall be disregarded if, and to the extent that, Exhibit A shall fail to reflect accurately the office(s), title(s), reporting responsibility, duties or responsibilities of the Executive as so changed after the date of this Agreement because the parties shall have failed to update Exhibit A as aforesaid.

                  At all times during the Change of Control Period, the Executive shall hold a position of responsibility and importance and a position of scope, with the functions, duties and responsibilities attached thereto, at least equal in responsibility and importance and in scope to and commensurate with his position described in general terms above in this Section 2(a) and intended to be summarized in Exhibit A to this Agreement.

                  During the Employment Period the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and re-elected, as an officer or director, or both, of any United States Subsidiary, division or Affiliate of the Corporation.

                  For all purposes of this Agreement, (i) a Subsidiary shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (ii) an Affiliate shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control," "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

                  (b) DUTIES. Throughout the Employment Period the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

                           (i) serving as a director or member of a committee or any organization involving no conflict of interest with the interests of the Corporation;

                           (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions;

                           (iii) engaging in charitable and community activities; and

                           (iv) managing his personal investments;

provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

                  (c) LOCATION OF OFFICE. During the Change of Control Period, the office of the Executive shall be located at the principal offices of the Corporation, within the greater Toledo, Ohio area, and the Executive shall not be required to locate his office elsewhere without his prior written consent, nor shall he be required to be absent therefrom on travel status or otherwise more than thirty (30%) of the working days in any calendar year nor for more than ten (10) consecutive days at any one time.

         3.       COMPENSATION.

                  The Executive shall receive the following compensation for his services:

                  (a) SALARY. So long as the Executive is employed by the Corporation, he shall be paid an annual base salary, payable not less often than monthly, at the rate of not less than $100,000 per month with such increases as shall be awarded from time to time in accordance with the Corporation's regular administrative practices of other salary increases applicable to executives of the Corporation, subject to any and all required withholdings and deductions for Social

Security, income taxes and the like (the "Annual Base Salary"). The Board of Directors of the Corporation (the "Board") may from time to time direct such upward adjustments to Annual Base Salary as the Board deems to be necessary or desirable; PROVIDED, HOWEVER, that during the Change of Control Period (as defined in Section 12(d) below), the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time but not less often than annually and shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other senior executives of the Corporation and its Affiliated Companies (a term which, as used in this Agreement, shall mean a Subsidiary or Affiliate of the Corporation) and, in addition, shall be adjusted effective as of January lst of each calendar year commencing in the Change of Control Period to reflect increases in the cost of living during the preceding calendar year. Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Corporation under this Agreement.

                  (b) ADDITIONAL COMPENSATION. So long as the Executive is employed by the Corporation, he shall be eligible to receive annual short-term incentive awards or bonuses (such award or bonus is hereinafter referred to as "Short-Term Award" or "Annual Bonus") from the Dana Corporation Additional Compensation Plan, and from any successor or replacement plan (the Dana Corporation Additional Compensation Plan and such successor or replacement plans being referred to herein collectively as the "ACP"), in accordance with the terms thereof; PROVIDED, HOWEVER, that, with respect to each fiscal year of the Corporation ending during the Change of Control Period, the Executive shall be awarded (whether under the terms of the ACP or otherwise) an Annual Bonus in an amount that shall not be less than fifty percent (50%) of his Annual Base Salary rate in effect on the last day of such fiscal year (which amount shall be prorated if such fiscal year shall be less than 12 months) (the "Target Annual Bonus"). Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the receipt of such Annual Bonus is deferred in accordance with the terms of the ACP.

                  (c) INCENTIVE, STOCK AND SAVINGS PLANS. So long as the Executive is employed by the Corporation, he shall be and continue to be a full participant in the Dana Corporation 1997 Stock Option Plan, the ACP (providing for Short-Term Awards) and in any and all other incentive, stock, savings or retirement plans, practices or policies in which executives of the Corporation participate that are in effect on the date hereof and that may hereafter be adopted, including, without limitation, any stock option, stock purchase or stock appreciation plans, or any successor plans that may be adopted by the Corporation with, except in the case of the ACP after the commencement of the Change of Control Period, at least the same reward opportunities, if any, that have heretofore been provided to the Executive. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the practice of the Corporation on or after the date of this Agreement. Any provision of the ACP or of this Agreement to the contrary notwithstanding, any Short-Term Awards made to the Executive during the Change of Control Period (whether for services rendered prior to or after the Change of Control Date) shall be paid wholly in cash as soon as practicable after the awards are made.

                  (d) RETIREMENT AND WELFARE BENEFIT PLANS. The Executive, his dependents and Beneficiary, including, without limitation, any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Pension and Retirement Program of the Corporation, as defined in Section 3(j)(vii) below, shall be entitled to all payments and benefits and service credit for benefits during the Employment Period to which other senior executives of the Corporation, their dependents and their beneficiaries are entitled under the terms of employee retirement and welfare benefit plans and practices of the Corporation, including, without limitation, the Pension and Retirement Program of the Corporation (as defined in Section 3(j)(vii) below), the Corporation's Savings and Investment Plan, its Stock Purchase Plan, its Stock Award Plan, its Income Protection Plan for Management and Certain Other Employees providing layoff and severance benefits, its 1989 Restricted Stock Plan, its Excess Benefits Plan, its Supplemental Benefits Plan, its death benefit plans (consisting of its Group Insurance Plan for Management Employees providing life insurance, accidental death and dismemberment insurance, and travel accident insurance), its disability benefit plans (consisting of its salary continuation, sickness and accident and long-term disability benefits programs), its medical, dental and health and welfare plans and other present or equivalent successor plans and practices of the Corporation, its Subsidiaries and divisions, for active and retired employees, for which officers, their dependents and beneficiaries, are eligible, and to all payments or other benefits under any such plan or practice subsequent to the Employment Period as a result of participation in such plan or practice during the Employment Period.

                  (e) EXPENSES. So long as the Executive is employed by the Corporation, he shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the polices, practices and procedures of the Corporation and its Affiliated Companies from time to time in effect, commensurate with his position and on a basis at least comparable to that of other senior executives of the Corporation.

                  (f) FRINGE BENEFITS. So long as the Executive is employed by the Corporation, he shall be entitled to fringe benefits, including, without limitation, the business and personal use of an automobile, and payment or reimbursement of club initiation fees and dues, in accordance with the plans, practices, programs and policies of the Corporation and its Affiliated Companies from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of the Corporation.

                  (g) OFFICE AND SUPPORT STAFF. So long as the Executive is employed by the Corporation, he shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, commensurate with his position and at least comparable to those received by other senior executives of the Corporation.

                  (h) VACATION AND OTHER ABSENCES. So long as the Executive is employed by the Corporation, he shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Corporation and its Affiliated Companies in effect from time to time, commensurate with his position and at least comparable to those received by other senior executives of the Corporation.

                  (i) BENEFITS SHALL NOT BE REDUCED UNDER CERTAIN CIRCUMSTANCES. Nothing in this Agreement shall preclude the Corporation from amending or terminating any employee benefit or welfare plan or practice, but, it being the intent of the parties that the Executive shall continue to be entitled during the Employment Period to perquisites as set forth in this Section 3 and to benefits and service credit for benefits under Section 3(d) above at least equal to those attached to his position on February 13, 1984, the date of the original agreement between the parties, and except as provided in the last sentence of this Section 3(i), nothing in this Agreement shall operate or be construed to reduce, or authorize a reduction without the Executive's written consent in, the level of such perquisites, benefits or service credit for benefits; in the event of any such reduction, by amendment or termination of any plan or practice or otherwise, the Executive, his dependents and Beneficiary, shall continue to be entitled to perquisites, benefits and service credit for benefits at least equal to the perquisites, benefits and service credit for benefits under such plans or practices that he or his dependents and Beneficiary would have received if such reduction had not taken place. If and to the extent that such perquisites, benefits and service credits are not payable or provided under any such plans or practices by reason of such amendment or termination thereof, the Corporation itself shall pay or provide therefor. Notwithstanding the foregoing provisions of this Section 3(i), the Executive hereby waives the benefit of the foregoing minimum benefit protection only as it applies to the Dana Corporation Savings and Investment Plan, and to its medical, dental and health plans for active and retired employees. The Executive expressly does not waive the application of the foregoing minimum benefit protection to any of the other benefit plans, programs or practices enumerated in Section 3 above, including, without limitation, the Pension and Retirement Program of the Corporation (including the lump sum discount factor in effect on February 13, 1984), its death benefit plans, its disability benefit plans, and its Income Protection Plan for Management and Certain Other Employees. The Executive reserves the right to cancel the above waiver, prospectively, at any future time by giving written notice to the Corporation of such cancellation. Nothing in this Section 3(i) shall be construed to prohibit the Corporation from amending or terminating any employee benefit or welfare plan or practice to reduce benefits, so long as such reduction applies to all salaried Corporation employees covered by such plan or practice equally and such reduction is adopted prior to the commencement of the Change of Control Period.

                  (j)      SUPPLEMENTAL RETIREMENT ANNUITY.

                           (i) If the Service of the Executive, including, without limitation, the period set forth in Section 5(a)(iv)(2) below, relating to the period between the Date of Termination and the end of the Termination Period, shall terminate other than for Cause as defined in Section 4(b) below, and if the Executive shall have a total of not less than fifteen (15) years of Service, as defined in subparagraph
         (viii) of this Section 3(j), whether or not consecutive, the Executive, subject to compliance with the provisions of Sections 9 and 10 below, relating to confidential information and Competition, respectively, and after the Executive's death, his Beneficiary shall be entitled to the supplemental retirement annuity provided by this Section 3(j) in addition to all other benefits to which the Executive (or his Beneficiary), may be entitled including, without limitation, benefits under the Pension and Retirement Program of the Corporation.

                  Such supplemental retirement annuity shall be payable by the Corporation on a straight life annuity basis commencing on the first day of the month coinciding with or next following the latest of

                  (1)  termination of Service;

                  (2)  attainment by the Executive of age 55; and

                  (3) if the Executive had not previously retired with 15 years or more of Service, the expiration of the Employment Period;

and continuing on the first day of each month thereafter during his lifetime.

                           (ii) The monthly payment provided for in Section 3(j)(i) above shall be equal to fifty percent (50%) (or if higher, the percentage which is the product of 1.6% multiplied by the Executive's Credited Service at retirement, as such Credited Service is determined by application of the definition of Credited Service under the Dana Corporation Retirement Plan), of the Executive's Highest Average Monthly Compensation, as defined in Section 3(j)(vi), less the sum of

                  (1) commencing at the earliest date that it could be payable on or after termination of Service, the aggregate monthly retirement benefit payable to the Executive for life on a straight life annuity basis under the Pension and Retirement Program of the Corporation to the extent attributable to contributions of the Corporation, its Subsidiaries and Affiliates;

                  (2) commencing at the earliest date that it could be payable on or after termination of Service, the aggregate monthly retirement or disability benefit payable to the Executive for life on a straight life annuity basis following his retirement or termination from employment by the Corporation, its Subsidiaries and Affiliates, to the extent attributable to contributions other than by the Executive under pension or retirement plans of all corporations, organizations or entities other than the Corporation, its Subsidiaries and Affiliates;

                  (3) commencing at the earliest date payable on or after termination of Service, 50% of the monthly primary Social Security benefit that would be or would have been payable to the Executive in the absence of any compensation that may at the time be or have been earned by him; and

                  (4) commencing at the earliest date payable on or after termination of Service and continuing until no longer payable, the aggregate monthly disability benefit payable to the Executive under disability benefit plans and pension plans of the Corporation, its Subsidiaries and Affiliates to the extent attributable to contributions of the Corporation, its Subsidiaries and Affiliates.

                           (iii) The Executive may elect to receive payment of the supplemental retirement annuity provided by this Section 3(j), under a joint and survivor or any other optional method of payment available under the Dana Corporation Retirement Plan, including, without limitation, any deferment in the time of payment thereof. The amount of the benefit payable pursuant to any form of payment under this Section 3(j) shall be determined by applying the mortality assumptions, interest rates, and other factors contained in the Dana Corporation Retirement Plan that would be applicable to the form of payment elected by the Executive (subject, however, to any actuarial factor that may apply as a result of the operation of Section 3(i)); PROVIDED THAT, if a lump sum distribution is made hereunder, the amount of the lump sum distribution shall be actuarially equivalent to the monthly benefit prescribed by Section 3(j)(ii), calculated using the basis described in subparagraph (1) or (2), below, whichever produces the larger lump sum amount:

                  (1) the lump sum amount calculated on the basis of the "applicable interest rate" (as in effect for the November preceding the calendar year in which the calculation is made) and the "applicable mortality table," both as defined in Section 417(e) of the Internal Revenue Code; or

                  (2) the lump sum amount calculated on the basis of the actuarial equivalent factor used to convert the Executive's Earned Benefit Account into a life annuity under the Dana Corporation Retirement Plan at the time the calculation is made, subject to any lump sum discount factor that might apply as a result of the operation of Section 3(i) of this Agreement.

         If it is determined that the Executive is subject to federal income taxation on an amount in respect of the supplemental retirement annuity prior to the distribution of all of such amount to him, the Corporation shall forthwith pay to the Executive all (or the balance) of such amount as is includable in the Executive's federal gross income and correspondingly reduce future payments, if any, of the supplemental retirement annuity.

                           (iv) In the event the Executive should die prior to terminating Service with the Corporation, the Executive's surviving spouse to whom he is then married, or if no such surviving spouse is then living, his Beneficiary, shall be entitled to receive a lump sum benefit equal to 100% of the benefit to which the Executive would have been entitled under this Section 3(j), as if the Executive had retired on the date of his death and elected a lump sum benefit hereunder.
                           (v) In the event that the Corporation defaults in payment of all or any part of the supplemental retirement annuity provided above in this Section 3(j) and fails to remedy such default within thirty days after having received notice from the Executive or his Beneficiary, the Corporation shall thereupon pay to the Executive or his Beneficiary, as the case may be, in full discharge of its obligations under this Section 3(j), (1) a lump sum amount actuarially equivalent (based on the same assumptions and discount factors as would be applicable under the Dana Corporation Retirement Plan) to the future payments otherwise payable under this Section 3(j), and (2) an amount equal to any and all past due payments under this Section 3(j).

                           (vi) The term "Highest Average Monthly Compensation" shall mean the sum of (1) one-twelfth (1/12) of the Annual Base Salary provided in Section 3(a) at the rate being paid at the time the Executive's termination of employment occurred, and (2) one-twelfth (1/12) of the average of the highest Annual Bonuses payable to the Executive for any three (3) consecutive full or partial fiscal years during his employment by the Corporation, PROVIDED, HOWEVER, that, solely for purposes of this Section 3(j), and for no other purposes under this Agreement, with respect to 1994 and subsequent years' Annual Bonuses, only that portion of the Employee's Annual Bonus as does not exceed 125% of his Annual Base Salary will be considered.

                           (vii) The term "Pension and Retirement Program of the Corporation" shall mean the Dana Corporation Retirement Plan, the Dana Corporation Excess Benefits Plan, the Dana Corporation Supplemental Benefits Plan, and any other supplemental, early retirement and similar plan or plans of the Corporation, its Subsidiaries and Affiliates, providing for pension or retirement benefits that may be applicable to the Executive and that are in effect on the date hereof or may hereafter be adopted or substituted for any such plan, but exclusive of the Dana Corporation Savings and Investment Plan and any similar plan or plans.

                           (viii) The term "Service" shall mean employment as an employee by the Corporation, any Subsidiary or Affiliate thereof or any corporation the capital stock or assets of which have been acquired by, or which has been merged into or consolidated with the Corporation or any Subsidiary or Affiliate thereof.

         4        TERMINATION OF EMPLOYMENT.

                  (a)      DEATH OR DISABILITY.

                           (i) The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                           (ii) If the Corporation determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 14(b) below of its intention to terminate the Executive's employment. In such event, the Employment Period shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), PROVIDED, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) CAUSE. The Corporation may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for "Cause" only

                           (i) if termination of his employment shall have been the result of his conviction of, or plea of guilty or nolo contendere to, the charge of having committed a felony (whether or not such conviction is later reversed for any reason), or

                           (ii) if there has been a breach by the Executive during the Employment Period of the provisions of Section 2(b), relating to the time to be devoted to the affairs of the Corporation, or of Section 9, relating to confidential information, and such breach results in demonstrably material injury to the Corporation, and, with respect to any alleged breach of Section 2(b) hereof, the Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Corporation pursuant to resolution duly adopted by the Board of Directors of the Corporation after notice to the Executive and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter;

PROVIDED, that there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Corporation adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraph (i) or (ii) above, specifying the particulars thereof in detail.

                  Anything in this Section 4(b) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Corporation for Cause if termination of his employment took place

                  (1) as the result of bad judgment or negligence on the part of the Executive, or

                  (2) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Corporation, or

                  (3) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws of the Corporation, or (B) the laws of the State of Virginia, or (C) the directors' and officers' liability insurance of the Corporation, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or

                  (4) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Corporation (other than the Executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or

                  (5) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Corporation (other than the Executive, if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

                  (c) GOOD REASON. Following a Change of Control (as defined in
Section 12(b) below), the Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after the Change of Control Date of any of the following events:

                           (i) Failure to elect or reelect the Executive to the Board of Directors of the Corporation, if the Executive shall have been a member of the Board of Directors on the date of this Agreement or at any time thereafter during the Employment Period, or failure to elect or reelect the Executive to, or removal of the Executive from, the office(s) described in Section 2(a) above and intended to be summarized in Exhibit A to this Agreement.

                           (ii) A significant change in the nature or scope of the authorities, powers, functions or duties attached to the position described in Section 2 above and intended to be summarized in Exhibit A to this Agreement, or a reduction in compensation, which is not remedied within 30 days after receipt by the Corporation of written notice from the Executive.

                           (iii) A determination by the Executive made in good faith that as a result of a Change of Control, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and contemplated by Section 2 of this Agreement and the situation is not remedied within 30 days after receipt by the Corporation of written notice from the Executive of such determination.

                           (iv) A breach by the Corporation of any provision of this Agreement not embraced within the foregoing clauses (i), (ii) and
         (iii) of this Section 4(c) which is not remedied within 30 days after receipt by the Corporation of written notice from the Executive.

                           (v) The liquidation, dissolution, consolidation or merger of the Corporation or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Corporation under this Agreement but without releasing the corporation that is the original party to this Agreement;

PROVIDED, that in any event set forth in this Section 4(c), the Executive shall have elected to terminate his employment under this Agreement, upon not less than ten and not more than ninety days' advance written notice to the Corporation, attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or reelected, or removal, (B) expiration of the thirty-day cure period with respect to such event, or (C) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets, as the case may be.

                  An election by the Executive to terminate his employment given under the provisions of this Section 4(c) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Corporation.

                  (d) NOTICE OF TERMINATION. Any termination by the Corporation for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) below. For purposes of this Agreement, a "Notice of Termination" means a written notice which

                           (i) indicates the specific termination provision in this Agreement relied upon,

                           (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and

                           (iii) if the Date of Termination (as defined in Section 4(e) below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice).

                  (e)      DATE OF TERMINATION.  "Date of Termination" means

                           (i) if the Executive's employment is terminated by the Corporation for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

                           (ii) if the Executive's employment is terminated by the Corporation other than for Cause or Disability, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination and

                           (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5        OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

                  (a) TERMINATION OTHER THAN FOR CAUSE. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause or the Executive shall terminate his employment following a Change of Control for Good Reason (termination in any such case referred to as "Termination"):

                           (i) the Corporation shall pay the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of

                  (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,

                  (2) the product of (x) the Target Annual Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and

                  (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                           (ii) at the end of the month next following the Termination, and at the end of each month thereafter until the earliest of the end of the Employment Period, three years following the Date of Termination, or until the Executive shall attain the age of 65 years, but in no event beyond the end of the month in which the death of the Executive shall have occurred or the end of the sixth month following the Disability Effective Date (such period to be called the "Termination Period"), the Corporation shall pay to the Executive an amount equal to the Highest Average Monthly Compensation; PROVIDED, HOWEVER, that such amount shall be reduced by any other amounts payable to the Executive in respect of salary or bonus continuation to be received by the Executive under any severance plan, policy or arrangement of the Corporation; and, PROVIDED, FURTHER, that if the Date of Termination occurs on or after the occurrence of a Change of Control, such amount shall be paid as a lump-sum within 30 days following the Date of Termination, such lump-sum calculated based upon the present value (within the meaning of Section 28OG(d)(4) of the Internal Revenue Code of 1986 as amended (the "Code")) of the payments which would be made absent the Change of Control; and

                           (iii) During the Termination Period, or such longer period as any plan, program, practice or policy may provide, the Corporation shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(d) above if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Corporation and its Affiliated Companies as in effect and applicable generally to other senior executives of the Corporation and its Affiliated Companies and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Corporation and its Affiliated Companies and their families, PROVIDED, HOWEVER, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility

         (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Termination Period and to have retired on the date of the end of the Termination Period. To the extent that any benefits referred to in this Section 5(a)(iii) shall not be payable or provided under any such plan by reason of the Executive's no longer being an employee of the Corporation as the result of Termination, the Corporation shall itself pay, or provide for payment of, such benefits and the service credit for benefits provided for in
         Section 5(a)(iv) below, to the Executive, his dependents and Beneficiary; and

                           (iv) The period from the Date of Termination until the end of the Termination Period shall be considered:

                  (1) Service with the Corporation for the purpose of continued credits under the employee benefit plans referred to in Section 3(d) above and all other benefit plans of the Corporation applicable to the Executive or his Beneficiary as in effect immediately prior to Termination but prior to any reduction of benefits thereunder as the result of amendment or termination during the Employment Period;

                  (2) Service within the meaning of Section 3(j)(viii) above for purposes of Section 3(j) above; and

                  (3) Employment with the Corporation for purposes of determining payments and other rights in respect of awards made or accrued and award opportunities granted prior to Termination under the executive incentive plans referred to in Section 3(c) above and all other incentive plans of the Corporation in which the Executive was a participant prior to Termination; and

                           (v) to the extent not theretofore paid or provided, the Corporation shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Corporation and its Affiliated Companies as in effect and applicable generally to other senior executives of the Corporation and its Affiliated Companies and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally thereafter with respect to other senior executives of the Corporation and its Affiliated Companies and their families (such other amounts and benefits shall be referred to below as the "Other Benefits").

                  (b) TERMINATION ON OR AFTER CHANGE OF CONTROL. If Termination shall have occurred coincidental with a Change of Control or during the Change of Control Period, any provision of Section 5(a)(iv) above or of the ACP to the contrary notwithstanding, upon such Termination, the Corporation shall pay or distribute to the Executive on an accelerated basis, to the extent, if any, not theretofore accelerated, any and all outstanding Short-Term Awards, or installments thereof, under the ACP that shall have been awarded to the Executive prior to Termination and deferred for payment subsequent to termination of employment, with any such accelerated payment based on the value, determined in accordance with such plan (or successor plan), of such awards or installments (and any increments thereon) on the Termination Date, and such accelerated payment or distribution shall constitute a complete discharge of the Corporation's obligation in respect of the Short-Term Awards so paid or distributed.

                  (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, the Corporation shall have no further obligations to the Executive under this Agreement other than the obligation to pay the Executive's Annual Base Salary, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and accrued vacation pay through the Date of Termination, in each case to the extent not theretofore paid, and any other amounts or benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation. If the Executive terminates employment during the Employment Period, excluding a termination for Good Reason following a Change of Control, the Corporation shall have no further obligations to the Executive, other than to pay the Executive's Annual Base Salary, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and accrued vacation pay through the termination date, in each case to the extent not theretofore paid, any other benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation, and, if the Executive is otherwise eligible under the provisions of Section 3(j) of this Agreement, he shall also be entitled to receive the supplemental retirement annuity described in such Section 3(j).

                  (d)      DEATH OR DISABILITY.

                           (i) In the event of the death of the Executive during the Employment Period, the legal representative of the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above for the month in which death shall have taken place, at the rate being paid at the time of death, and the Employment Period shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect of the Executive's death. Further, in the event the Executive should die prior to terminating Service with the Corporation, the Executive's surviving spouse or Beneficiary, as the case may be, shall be entitled to receive the supplemental retirement annuity pursuant to Section 3(j)(iv).

                           (ii) In the event of the Disability of the Executive during the Employment Period, the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above, at the rate being paid on the Disability Effective Date, for the period of such Disability but not in excess of six months. The amount of any payments due under this Section 5(d)(ii) shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Corporation or of any Subsidiary or Affiliate thereof.

                  (e)      RESOLUTION OF DISPUTES.
                           (i) RIGHT OF ELECTION BY EXECUTIVE TO ARBITRATE OR SUE. In the event that the Executive's employment shall be terminated by the Corporation during the Employment Period and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under Section 4(c) above shall be questioned by the Corporation, or the Corporation shall withhold payments or provision of benefits for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration within the Toledo, Ohio area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Corporation or to institute a judicial proceeding, in either case within ninety days after having received notice of termination of his employment or notice in any form that the termination of his employment under Section 4(b) above is subject to question or that the Corporation is withholding or proposes to withhold payments or provision of benefits.

                           (ii) THIRD-PARTY STAKEHOLDER. In the event that the Corporation defaults on any obligation set forth in Section 5(a) above, relating to Termination, and shall have failed to remedy such default within thirty (30) days after having received written notice of such default from the Executive, in addition to all other rights and remedies that the Executive may have as a result of such default, the Executive may demand and the Corporation shall thereupon be required to deposit, with the third-party stakeholder hereinafter described, an amount equal to the undiscounted value of any and all undischarged, future obligations of the Corporation under Section 5(a) above and such amount shall thereafter be held, paid, applied or distributed by such third-party stakeholder for the purpose of satisfying such undischarged, future obligations of the Corporation when and to the extent that they become due and payable. Any interest or other income on such amount shall be retained by the third-party stakeholder and applied, if necessary, by it to satisfy such obligations, PROVIDED, HOWEVER, that any interest or other income that is earned on such undischarged, future obligations after the date that the third-party stakeholder determines, in its sole discretion, that such obligations are due and owing to the Executive, shall be paid to the Executive as earned. To the extent not theretofore expended, such amount (including any remaining unexpended interest or other income) shall be repaid to the Corporation at such time as the third-party stakeholder, in its sole discretion, reasonably exercised, determines, upon the advice of counsel and after consultation with the Corporation and the Executive or, in the event of his death, his Beneficiary, that all obligations of the Corporation under Section 5(a) above have been substantially satisfied.

                           Such amount shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the Corporation and a firm of certified public accountants selected by the Executive, in each case upon the advice of actuaries to the extent the certified public accountants consider necessary, and, in the event such two firms of accountants are unable to agree on a resolution of the question, such amount shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

                           The third-party stakeholder, the fees and expenses of which shall be paid by the Corporation, shall be a national or state bank or trust company having a combined capital, surplus and undivided profits and reserves of not less than Ten Million Dollars ($10,000,000) which is duly authorized and qualified to do business in the state in which the Executive resides at the time of such default.

                  (f) BENEFITS ARE IN ADDITION TO SUPPLEMENTAL RETIREMENT ANNUITY. Any provision of this Agreement to the contrary notwithstanding, the payments, benefits, service credit for benefits and other matters provided by this Section 5, including without limitation Section 5(a) above, in the event of a Termination, are in addition to any payments, benefits, service credit for benefits and other matters provided by Section 3(j) above relating to a supplemental retirement annuity that may apply in such event.

         6        NON-EXCLUSIVITY OF RIGHTS.

                  Except as provided in Sections 5(a)(ii), 5(b) and 5(c) above, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Corporation or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the Corporation or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Corporation or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7        FULL SETTLEMENT.

                  The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(iii) above, such amounts shall not be reduced whether or not the Executive obtains other employment.

         8        GOLDEN PARACHUTE TAX PAYMENTS.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution involving a change of control of the Corporation, by the Corporation or any other person or entity, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") from the Corporation in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) All calculations and determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse (or any successor thereto by merger or operation of law) (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by the Corporation to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive.

                  (c) The Executive shall promptly notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment.

                  The Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such claim and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; PROVIDED, HOWEVER, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance.

Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         9        CONFIDENTIAL INFORMATION.

                  (a) The Executive agrees not to disclose, either while in the Corporation's employ or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Corporation, any confidential information obtained by him while in the employ of the Corporation, including, without limitation, information relating to any of the Corporation's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; PROVIDED, HOWEVER, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or from disclosure required by law or Court order. The agreement herein made in this Section 9(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, its Subsidiaries and Affiliates.

                  (b) The Executive also agrees that upon leaving the Corporation's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Corporation, and he will surrender to the Corporation any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Corporation.

         10       COMPETITION.

                  (a) Subject to the provisions of Section 5(e) above relating to resolution of disputes, there shall be no obligation on the part of the Corporation to make any further payments provided for in Section 3(j) above relating to payment of a supplemental retirement annuity, if the Executive shall, during the period that such payments are being made or benefits provided, engage in Competition with the Corporation as hereinafter defined, provided all of the following shall have taken place:

                           (i) the Secretary of the Corporation, pursuant to resolution of the Board of Directors of the Corporation, shall have given written notice to the Executive that, in the opinion of the Board of Directors, the Executive is engaged in such Competition, specifying the details;

                           (ii) the Executive shall have been given a reasonable opportunity upon reasonable notice to appear before and to be heard by the Board of Directors prior to the determination of the Board evidenced by such resolution;

                           (iii) the Executive shall neither have ceased to engage in such Competition within thirty days from his receipt of such notice nor diligently taken all reasonable steps to that end during such thirty-day period and thereafter.

                  Notwithstanding any provision to the contrary contained herein, in the event of a Termination, as defined in Section 5(a) above, this
Section 10(a) shall not apply following a Change of Control.

                  (b) The Executive agrees in addition to the provisions relating to Competition set forth in Section 10(a) above that he will not engage in Competition at any time (i) during the Employment Period, and (ii) except in the event of a Termination, during the thirty-six (36) months immediately following the termination of his employment with the Corporation.

                  (c) The word "Competition" for the purposes of this Agreement shall mean

                           (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products, which constituted 15% or more of the sales of the Corporation and its Subsidiaries and Affiliates during the last fiscal year of the Corporation preceding the termination of the Executive's employment, in any geographical area in which the Corporation, its Subsidiaries or Affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; PROVIDED, HOWEVER, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Corporation within the meaning of this
         Section 10,

                           (ii0 soliciting any person who is a customer of the businesses conducted by the Corporation, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during the term of this Agreement on behalf of a business described in clause (i) of this
         Section 10,

                           (iii0 inducing or attempting to persuade any employee of the Corporation or any of its Subsidiaries or Affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this Subsection 10(c), or

                           (iv) making or publishing any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers, employees or the operations or products of the Corporation or any of its Subsidiaries or Affiliates, except to the extent the Executive, during the Employment Period, makes the statement to employees or other representatives of the Corporation or any of its Subsidiaries or Affiliates in furtherance of the Corporation's business and the performance of his services hereunder.

         11.      SUCCESSORS.

                  Except as otherwise provided herein,

                  (a This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this Section 11.

                  (b This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, any corporation or corporations acquiring, directly or indirectly, 50% or more of the outstanding securities of the Corporation, or all or substantially all of the assets of the Corporation, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the Corporation" for the purposes of this Agreement), but shall not otherwise be assignable by the Corporation.

         12.      CERTAIN DEFINITIONS.

                  The following defined terms used in this Agreement shall have the meanings indicated:

                  (a BENEFICIARY. The term "Beneficiary" as used in this Agreement shall, in the event of the death of the Executive, mean an individual or individuals and/or an entity or entities, including, without limitation, the Executive's estate, duly designated on a form filed with the Corporation by the Executive to receive any amount that may be payable after his death or, if no such individual, individuals, entity or entities has or have been so designated, or is at the time in existence or able to receive any such amount, the Executive's estate.

                  (b       CHANGE OF CONTROL. A "Change of Control" shall be
deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be counted; or

                  (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

                  (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

                  (c CHANGE OF CONTROL DATE. The "Change of Control Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Corporation is terminated or the Executive ceases to have the position with the Corporation set forth in Section 2(a) above prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination or cessation (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination or cessation.

                  (d CHANGE OF CONTROL PERIOD. The "Change of Control Period" shall mean the period commencing on the Change of Control Date and ending on the last day of the Employment Period.

         13.       AMENDMENT OR MODIFICATION; WAIVER.

                  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Corporation or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

         14.      MISCELLANEOUS.

                  (a This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (b All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:                        COPY TO:
-------------------                         -------

Mr. Southwood J. Morcott                    Mr. Southwood J. Morcott
c/o Dana Corporation                        29765 Durham Circle
4500 Dorr Street                            Perrysburg, Ohio  43551
Toledo, Ohio  43615

IF TO THE CORPORATION:
---------------------

Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as it determines is required to be withheld pursuant to any applicable law or regulation.

                  (e When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Corporation" shall be deemed to include all wholly-owned Subsidiaries of the Corporation.

                  (f This instrument contains the entire agreement of the parties concerning the subject matter, and all promises, representations, understandings, arrangements and prior agreements concerning the subject matter are merged herein and superseded hereby, including, without limitation, the agreements between the parties dated February 13, 1984, December 10, 1990, December 14, 1992, and December 8, 1997.

                  (g No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

                  (h The Executive shall not have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under this Agreement.

                  (i Subject to the provisions of Section 5(e) above, all payments to be made under this Agreement shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement.

                  (j The Corporation and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Corporation and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

                  (k Subject to the provisions of Section 5(e) above, nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive or any other person.

                  (l Subject to the provisions of Section 5(e) above, to the extent that any person acquires a right to receive payments from the Corporation under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the Corporation.

                  (m In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his Beneficiary.

                  (n If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

                  IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                         DANA CORPORATION




                                         By /S/  MARTIN J. STROBEL
                                           ------------------------------------
                                         Name:
                                         Title:



                                         By /S/  R. B. PRIORY
                                           ------------------------------------
                                         Chairman of the
                                         Compensation Committee

Attest:


 /S/  SUE A. GRIFFIN
--------------------
Assistant Secretary



                                          /S/  S. J. MORCOTT
                                         ------------------------------------
                                          Executive

               Exhibit A to Agreement made as of December 12, 1998
                between Dana Corporation and Southwood J. Morcott
               ---------------------------------------------------

                  As of February 18, 1999, for purposes of Section 2(a),

                  the office and title of the Executive is Chairman of the Board of Directors of the Corporations;

                  the reporting responsibility of the Executive is to report directly and only to the Board of Directors of the Corporation; and

                  the duties and responsibilities of the Executive are:

                  The Executive shall continue to serve as the principal officer of the Corporation and as general manager of all operations and affairs of the Corporation, its subsidiaries, affiliates and divisions, at all times having the authority, powers and duties of the person charged with the general management of the business and affairs of the Corporation, with authority to manage and direct all operations and affairs of the Corporation, its subsidiaries, affiliates and divisions, and to employ and discharge all employees thereof subject to approval of the Board of Directors of the Corporation with respect to elected officers of the Corporation. The Executive shall serve as Chairman of the Policy Committee of the Corporation and as Co-Chairman of the Strategic Operating Committee of the Corportion. The Executive shall continue to report to and be responsible only to the Board of Directors of the Corporation, with all employees of the Corporation, its subsidiaries, affiliates and divisions reporting directly or indirectly to him.